Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, made and entered into on the 13th day of December, 1999, to be effective as of the 1st day of January, 2000, by and between DIMON INCORPORATED, a Virginia corporation (the "Company") and ALBERT C. MONK, III (the "Consultant").

R E C I T A L S :

The Company and its affiliates are engaged in the business of purchasing, processing, storing and selling leaf tobacco (the "Tobacco Business"). The Consultant has heretofore been employed by the Company as its Vice Chairman pursuant to an Employment Agreement dated July 1, 1994 (the "Employment Agreement"). Effective as of the close of business of the Company on December 31, 1999, the Consultant will retire from the employment of the Company. The Consultant and the Company have agreed that his retirement is in accordance with his Employment Agreement, but does not give rise to the special severance benefit provided in certain circumstances pursuant to Section 12.3 of the Employment Agreement. Because of his prior employment with the Company, the Consultant is experienced in, and knowledgeable concerning, all aspects of the Tobacco Business. Following his retirement, the Company desires to engage the Consultant as an independent contractor for the purpose of providing certain advi sory services related to the Company and the Consultant desires to provide such services to the Company on the terms and for the fees and other remuneration set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and obligations herein and the fees and other remuneration the Company agrees herein to pay the Consultant, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Consultant agree as follows:

          1.     Engagement. The Company hereby engages the Consultant as a nonexclusive consultant to perform the Services (as defined herein) subject to the terms and conditions of this Agreement, and the Consultant hereby accepts such engagement for and in consideration of the compensation hereinafter provided and agrees to use his best efforts in performing the Services. The Consultant shall perform his obligations hereunder in compliance with the terms of this Agreement and any and all applicable laws and regulations. The Consultant acknowledges that this is a nonexclusive engagement by the Company and that the Company retains the right to appoint additional consultants as the Company, in its sole and unrestricted judgment, may from time to time determine to be in the best interests of the Company without liability or obligation to the Consultant.

          2.     Services . The Consultant agrees to render consulting and advisory services to the Company with respect to business matters within the special competence, knowledge and experience of the Consultant gained during his prior employment with the Company as its Vice Chairman. It is anticipated that the Company's need for the Services shall be determined by the Chairman or Chief Executive Officer of the Company, and that the Consultant shall devote reasonable time to rendering the Services in a reasonably diligent and timely manner. Subject to the provisions of this Section 2 and

Section 9, the Services shall be rendered by the Consultant at such time or times as shall be convenient to the Consultant, and in such manner as the Consultant shall deem advisable. The Consultant shall not be required to give unreasonable priority to rendering the Services over other activities carried on by the Consultant. In addition to the Services, the Consultant shall also serve, if elected, as a member of the Board of Directors of the Company or any subsidiary or affiliate of the Company.

          3.     Limitations . Nothing in this Agreement shall be construed to give the Consultant authority to represent the Company before any court or governmental or regulatory agency without the express prior written authorization of the Company. In addition, all files, books, accounts, records and other information of any nature, however recorded or stored, and related to the Company (the "Records") shall at times belong to the Company and to the extent possessed by the Consultant hereunder, such possession shall be for the benefit of the Company. The Consultant's possession of the Records is at the will of the Company and is solely for the purpose of enabling the Consultant to perform his obligations hereunder. The Records shall be readily separable from the records of the Consultant.

          4.     Term . The term of this Agreement shall commence on the start of business of the Company on January 1, 2000 and shall continue thereafter through and including the close of business of the Company on December 31, 2000.

          5.     Fees and Other Remuneration .

5.1 Monthly Fees . As compensation for the performance of the Services, the Consultant shall receive $18,750 per calendar month (the "Monthly Fee"), commencing on January 1, 2000. The Monthly Fee shall be paid regardless of the number of hours spent (if any) in performing the Services during each calendar month and shall be in addition to any fees the Consultant may be entitled to receive as a result of his membership on the Board of Directors of the Company or any subsidiary or affiliate of the Company. The Monthly Fee shall be paid in accordance with the payroll schedule for salaried personnel of the Company.

5.2 Expenses . The Consultant shall be reimbursed for all expenses incurred by the Consultant on behalf (and with the prior written authorization) of the Company within fifteen (15) days from the date the Consultant delivers an itemized report of such expenses, together with receipts or other evidence of payment reasonably satisfactory to the Company.

5.3 Office and Secretarial Assistance . The Company shall furnish the Consultant with an office at the Company's premises in Farmville, North Carolina, and such secretarial assistance as shall be suitable to the Consultant's position with the Company and adequate for the performance of the Services.

5.4 Company Car . The Company shall furnish the Consultant with a Company car in accordance with the Company's general automobile policy for its senior executives as in effect from time to time. Solely for purposes of such automobile policy, the Consultant shall be treated as if he were a senior executive of the Company.

5.5 Taxes . The Company will not withhold from any fees or other remuneration paid to the Consultant any amounts for federal, state or local income taxes or Social Security or Medicare contributions for the Consultant, nor will the Company pay any Social Security, Medicare or unemployment tax with respect to the Consultant. The Consultant acknowledges that such taxes are his sole responsibility.

          6.     Indemnification .

6.1 Indemnification by Consultant . The Consultant shall defend, release, indemnify and hold the Company and its directors, officers, stockholders, employees and agents and the personal representatives and assigns of each, harmless from and against any and all claims, suits, liability, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, arising out of or resulting from any act or gross negligence or willful misconduct committed by the Consultant with respect to the performance by the Consultant of the Services (an "Indemnity Event"), provided, however, that the foregoing obligation does not apply to any liability arising out of gross negligence of or willful misconduct by the Company or any of its officers, directors, employees, independent contractors or agents. The Consultant shall not, however, be required to make any reimbursement to the Company or its directors, officers, stockholders, employees or agents for any claim s, losses, damages, costs or expenses which are reimbursed to the Company by insurance or otherwise.

6.2 Indemnification by Company . The Company shall defend, release, indemnify and hold the Consultant and his heirs and representatives harmless from and against any and all claims, suits, liability, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, resulting from, arising out of or in any way connected with the conduct of business or operations of the Company or the conduct of any of its officers, directors, employees, independent contractors or agents or any of the products of the Company (an "Indemnity Event"), provided, however, that the foregoing obligation does not apply to any liability arising out of or resulting from any act of gross negligence or willful misconduct by the Consultant with respect to the performance by the Consultant of the Services. The Company shall not, however, be required to make any reimbursement to the Consultant or his heirs or representatives for any claims, losses, damages, costs or expe nses which are reimbursed to the Consultant or his heirs or representatives by insurance or otherwise.

6.3 Claims Procedure . The party seeking indemnification pursuant to this Section 6 (the "Indemnification Obligee") shall give reasonable notice to the party from whom indemnification is sought (the "Indemnification Obligor") after the Indemnification Obligee has knowledge of any Indemnity Event or the commencement of any indemnity Event. The Indemnification Obligor shall assume the defense of any Indemnity Event, which defense shall be acceptable to the Indemnification Obligee, by engaging counsel reasonably satisfactory to the Indemnification Obligee; provided that the Indemnification Obligor promptly assumes such defense and acknowledges to the Indemnification Obligee in writing its obligation to indemnify the Indemnification Obligee in accordance with the terms of this Section 6 within no more than fifteen (15) days following the notice of such Indemnify Event.

          7.     Notices . All notices, demands, requests or other communications which may be or are required to be given, served or sent by one party to the other party pursuant to this Agreement shall be in writing and shall be hand delivered or mailed by certified mail, return receipt requested, postage prepaid, or sent by telefax, addressed as follows:

                     If to the Company:

                                                      DIMON Incorporated

                                                      512 Bridge Street

                                                      Post Office Box 681

                                                      Danville, Virginia 24543-0681

                                                      Attention: Brian J. Harker

                                                      Fax: (804) 791-0180

                     If to the Consultant:

                                                      ;Albert C. Monk, III

                                                      ;DIMON International, Inc.

                                                      ;1200 West Marlboro Road

                                                      ;P. O. Box 166

                                                      ;Farmville, North Carolina 27828-0166

                                                      ;Telephone: (919) 753-8000

                                                      ;Fax: (919) 753-8402

          Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be delivered, given or sent. Documents delivered by hand shall be deemed to have been received upon delivery, documents sent by telefax shall be deemed to have been received when the answer back is received, and documents sent by mail shall be deemed to have been received upon their receipt, or at such time as delivery is refused by the addressee upon presentation.

          8.     Security . The Consultant agrees that he will at all times comply with all security regulations in effect from time to time at the Company's premises or applicable outside such premises, to materials belonging to the Company.

          9.     Independent Contractor . In the performance of his work, duties and obligations, it is mutually understood and agreed that the Consultant is at all times acting and performing as an independent contractor. The Company shall neither have nor exercise any control or direction over the methods by which the Consultant shall perform his work and functions; the sole interest and responsibility of the Company is to assure that the Services covered under this Agreement shall be performed and rendered in a competent, efficient and satisfactory manner. The Company shall not control the number of hours the Consultant devotes to the Services covered under this Agreement except to the extent the Company needs to specify that the Consultant be at the Company's premises at certain reasonable times in order to meet with personnel of the Company in connection with the Services.

Notwithstanding the foregoing, the Company shall not require the Consultant to spend a substantial amount of his time at the Company's offices in Danville, Virginia, it being the intent of the parties hereto, that the Consultant can and will perform substantially all of the Services from Farmville, North Carolina. The Consultant shall not be construed to be an employee or officer of the Company or be entitled to participate in any of the Company's profit-sharing, pension, bonus or other plan for the benefit of the Company's employees.

          10.     Assignment . Neither this Agreement or any interest herein or any rights hereunder shall be sold or assigned by the Consultant, nor shall any of the duties of the Consultant hereunder be delegated to any person, firm or corporation, without prior notice to and consent of the Company.

          11.     Standard of Care . The Consultant warrants that he will exercise due diligence to perform the Services in a professional manner in compliance with all applicable laws and regulations and the highest ethical standards. In addition, the Consultant represents and warrants that any information which he may supply the Company during the term of this Agreement (i) will have been obtained by the Consultant lawfully and from publicly available sources, and (ii) will not be confidential or proprietary to any third person. Nothing in this Agreement shall be construed as authorizing or encouraging the Consultant to obtain information for the Company in violation of any third party's rights to copyright or trade secret protection.

          12.     Covenants of the Consultant . In recognition of the Consultant's acknowledgment that the Services to be rendered to the Company are of a special and unusual character which have a unique value to the Company, loss of which cannot adequately be compensated by damages in any action at law, in view of the unique value to the Company of the Services for which the Company has engaged the Consultant, and as a material inducement to the Company to engage the Consultant, and to pay the Consultant the remuneration for such Services to be rendered to the Company by the Consultant (it being understood and agreed by the parties hereto that all of the remuneration paid to the Consultant in connection with this Agreement by the Company shall also be paid and received in consideration hereof), the Consultant covenants and agrees as follows:

12.1 Noncompetition . The Consultant shall (i) during the period beginning on the effective date of this Agreement and ending on the first anniversary of the termination of this Agreement, without the prior written consult of the Company, engage directly or indirectly, as a licensee, owner, manager, consultant, officer, employee, director, investor or otherwise, in any business in competition with the Company, within the states of North Carolina and Virginia, or (ii) usurp for his own benefit any corporate opportunity under consideration by the Company during the term of this Agreement, unless the Company shall have finally decided not to take advantage of such corporate opportunity. The restrictions of part (i) of this Section 12.1 shall not apply to a passive investment by the Consultant constituting ownership of less than five percent (5%) of the equity of any entity engaged in any business described in part (i) of this Section 12.1.

12.2 Failure to Comply . In the event that the Consultant shall fail to comply with any provision of this Section 12, and such failure shall continue for ten (10) days following delivery of notice thereof by the Company to the Consultant, all rights hereunder of the Consultant and any person claiming under or through him shall thereupon terminate and no person shall be entitled thereafter to receive any payments or benefits hereunder.

12.3 Reasonableness of Restrictions . The Consultant and the Company have each carefully read and considered the provisions of this Section 12 and, having done so, agree that the restrictions set forth in this Section 12 (including, but not limited to, the time period of restriction) are fair and reasonable and are reasonably required for the protection of their respective interests. Notwithstanding the foregoing, in the event any part of the covenants set forth in this Section 12 shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.

          13.     Miscellaneous .

13.1 Amendment . The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only on the written consent of the Company and the Consultant.

13.2 Headings . Section headings and numbers used in this Agreement are included for convenience of reference only, and, if there is any conflict between any such numbers and headings, and the text of this Agreement, the text shall control. Each of the statements wet forth in the premises of this Agreement is incorporated into the Agreement as a valid and binding representation of the party or parties to whom it relates.

13.3 Choice of Law . This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to the choice of law principles thereof.

13.4 Counterparts . This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.5 Trademarks . Neither party shall have the right under this Agreement to use the name, trademark or trade names of the other, unless prior written approval has been obtained. Any such approval or authorization shall cease upon termination of this Agreement.

13.6 Injunction . In the event of a breach or threatened breach by either party of the provisions of this Agreement, the nonbreaching party shall, in addition to any other rights and remedies available to it or him, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining the breaching party from committing any present violation or future violation of this Agreement.

13.7 Waiver . Failure to insist upon strict compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

13.8 Merger or Consolidation . The Company will not consolidate or merge into or with another corporation or transfer all or substantially all of its assets to another corporation or entity (the "Successor Corporation') unless the Successor Corporation shall assume this Agreement, and upon such assumption, the Consultant and the Successor Corporation shall become obligated to perform the terms and obligations of this Agreement.

13.9 Binding Effect . This Agreement shall be binding upon, and inure to the benefit of the Consultant and his heirs, executors, administrators and legal representatives and the Company and its permitted successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date and year first above written.

                                                                                DIMON INCORPORATED

                                                                                        /s/ Brian J. Harker

                                                                                By:_______________________________________

                                                                                        Chief Executive Officer

Attest:

/s/ Thomas C. Parrish

____________________________________

Secretary/Asst. Secretary

                                                                                CONSULTANT

                                                                                  /s/ Albert C. Monk III

                                                                                 __________________________________________

                                                                                  Albert C. Monk, III

Witness:

/s/ R. D. O'Reilly

____________________________________

Exhibit 10.2

SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

          THIS SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of February 7, 2000 (the " Amendment "), is by and among DIMON INCORPORATED, a Virginia corporation (the " Borrower "), the several lenders identified on the signature pages hereto (the " Lenders "), BANK OF AMERICA, N.A., formerly NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the " Administrative Agent "), FIRST UNION NATIONAL BANK ("FUNB"), as syndication agent for the Lenders (in such capacity, the " Syndication Agent "), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. and "RABOBANK INTERNATIONAL" (" Rabobank "), as managing agent for the Lenders (in such capacity, the " Managing Agent ").

W I T N E S S E T H:

          WHEREAS, pursuant to a Credit Agreement dated as of June 29, 1999, as amended by that certain Amendment to Credit Agreement dated as of September 1, 1999 (the " Credit Agreement ") among the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Managing Agent, the Lenders have extended commitments to make certain credit facilities available to the Borrower;

          WHEREAS, the Borrower has requested, and the Lenders have agreed, to waive and amend certain provisions of the Credit Agreement as more fully set forth below.

          NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I

DEFINITIONS

          SUBPART 1.1. Certain Definitions . Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

                     " Amendment Effective Date " is defined in Subpart 4.1 .

          SUBPART 1.2. Other Definitions . Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement (as amended hereby).

PART II

AMENDMENTS TO CREDIT AGREEMENT

          Effective on (and subject to the occurrence of) the Amendment Effective Date, the Credit Agreement is hereby amended in accordance with this Part II.

          SUBPART 2.1. Amendments to Section 6.5 . Section 6.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

          Section 6.5 Consolidated Total Senior Debt to Borrowing Base Ratio .

          Maintain a Consolidated Total Senior Debt to Borrowing Base Ratio, calculated on the last day of each fiscal quarter ending on the dates set forth below, of not more than the ratio set forth opposite such date:

Calendar Year     March 31          June 30        September 30        December 31

1999                                                1.25 to 1.00     1.20 to 1.00        1.20 to 1.00

2000                       1.20 to 1.00      1.10 to 1.00     1.10 to 1.00        1.10 to 1.00

Thereafter             1.00 to 1.00

PART III

WAIVER

          SUBPART 3.1 Consolidated Total Senior Debt to Borrowing Base Ratio . For the fiscal quarter ending on December 31, 1999, the Lenders hereby waive the requirement of Section 6.5 of the Credit Agreement which provides that the Borrower maintain a Consolidated Total Senior Debt to Borrowing Base Ratio of 1.20 to 1.00. The Lenders further agree that the failure to observe Section 6.5 of the Credit Agreement with respect to the fiscal quarter ending on December 31, 1999, shall not constitute an Event of Default under the terms of the Credit Agreement. This waiver is a one time waiver and shall be effective only in the specific circumstances provided for above and only for the purpose for which given. Except as waived or modified hereby, all of the terms and provisions of the Credit Agreement shall remain in full force and effect.

PART IV

CONDITIONS TO EFFECTIVENESS

          SUBPART 4.1. Amendment Effective Date . This Amendment shall be and become effective as of the date hereof (the " Amendment Effective Date ") when all of the conditions set forth in this Subpart 4.1 shall have been satisfied.

                     SUBPART 4.1.1. Execution of Counterparts of Amendment . The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower and the Required Lenders.

                     SUBPART 4.1.2. Other Documents . The Administrative Agent shall have received such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, all in form reasonably satisfactory to the Administrative Agent.

PART V

MISCELLANEOUS

          SUBPART 5.1. Cross- References . References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

          SUBPART 5.2. Instrument Pursuant to Credit Agreement . This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

          SUBPART 5.3. References in Other Credit Documents . At such time as this Amendment shall become effective pursuant to the terms of Subpart 4.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.

          SUBPART 5.4. Survival . Except as expressly modified and amended in this Amendment, all of the terms and provisions and conditions of each of the Credit Documents shall remain unchanged.

          SUBPART 5.5. Counterparts . This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          SUBPART 5.6. Governing Law . THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

          SUBPART 5.7. Successors and Assigns . This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER :                                     DIMON INCORPORATED

                                                                            /s/  J. A. Cooley

                                                                By________________________________

                                                               Name: James A. Cooley

                                                               Title: Senior Vice President and

                                                                                 Chief Financial Officer

                                                               and

                                                                            /s/  Ritchie L. Bond

                                                               By_______________________________

                                                               Name: Ritchie L. Bond

                                                               Title: Senior Vice President and

                                                                                 Treasurer

LENDERS :                                          BANK OF AMERICA, N.A., formerly NationsBank,

                                                               individually as a Lender and in its capacity as

                                                               Administrative Agent

                                                               By: /c/  William F. Sweeney

                                                               Name:      William F. Sweeney

                                                               Title:         Principal

                                                               FIRST UNION NATIONAL BANK,

                                                               individually as a Lender and in its capacity as

                                                               Syndication Agent

                                                               By: /c/  Susan R. Doyle

                                                               Name:      Susan R. Doyle

                                                               Title:         Senior VP

                                                               COOPERATIEVE CENTRALE RAIFFEISEN-

                                                               BOERENLEENBANK B.A., "RABOBANK

                                                               INTERNATIONAL," NEW YORK BRANCH,

                                                               individually as a Lender and in its capacity as

                                                               Managing Agent

                                                               By: /s/Theodore W. Cox

                                                              Name: Theodore W. Cox

                                                               Title: Vice President

                                                               By: /s/ W. Jeffrey Vollack

                                                               Name: W. Jeffrey Vollack

                                                               Title: Senior Vice President

                                                               CRESTAR BANK

                                                               By: /c/  C. Gray Key

                                                               Name:      C. Gray Key

                                                               Title:         Vice President

                                                               WACHOVIA BANK, N.A.

                                                               By: /c/  Keith A. Sherman

                                                               Name:      Keith A. Sherman

                                                               Title:         Senior Vice President

                                                               ABN AMRO BANK N.V. NEW YORK BRANCH

                                                               By:

                                                               Name:

                                                               Title:

                                                               By:

                                                               Name:

                                                               Title:

                                                               DEUTSCHE BANK AG - AMSTERDAM BRANCH

                                                               By: /c/  Eric Warmoltz  and Hank J. van der Heiden

                                                               Name:      Eric Warmoltz and Hank J. van der Heiden

                                                               Title:         Account Manager and Director

                                                               NATEXIS BANQUE

                                                               By:

                                                               Name:

                                                               Title: